UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2014

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 756-1212

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 21, 2014, Advanced Cell Technology, Inc. (the “Company”) entered into a Separation Agreement (the “Agreement”) with Gary Rabin. Entry into the Agreement was made in connection with Mr. Rabin’s departure from his roles of Chief Executive Officer and a director of the Company, as more particularly described in Item 5.02 to this Current Report on Form 8-K (this “Report”).

Pursuant to the Agreement, as consideration for a general release of claims against the Company and related parties, Mr. Rabin will receive the following:

(a) seven (7) months of his base salary, payable in accordance with the Company’s standard payroll practices;

and

(b) a one-time payment of $15,000 payable on the first payroll date following the last day of the seven month severance period.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 21, 2014, the Board and Gary Rabin mutually agreed that Mr. Rabin would cease serving in his roles as Chief Executive Officer and as a director of the Company, effective immediately.  Mr. Rabin has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  In connection with Mr. Rabin’s separation, the remaining members of the Board unanimously determined to reduce the size of the Board from six to five members. In connection with Mr. Rabin’s separation, the Company and Mr. Rabin entered into the Agreement, as more particularly described in Item 1.01 of this Report, a copy of which is attached to this Report as Exhibit 10.1.

(c) Effective January 21, 2014, the Board has appointed Edward Myles, Chief Financial Officer and Executive Vice President of Corporate Development, to serve as Interim President.  Mr. Myles, age 42, has been Chief Financial Officer and Executive Vice President of Corporate Development of the Company since June 2013. Prior to his appointment as the Company’s Chief Financial Officer and Executive Vice President of Corporate Development, Mr. Myles served as Chief Financial Officer and Vice President of Operations for PrimeraDx, a privately-held molecular diagnostics company, from 2008 to 2013. Prior to joining PrimeraDx, Mr. Myles was the Chief Financial Officer and Senior Vice President of Pressure BioSciences, a Nasdaq-listed, life science tools company from 2006 until 2008. Earlier in his career, Mr. Myles held financial positions with EMD Pharmaceuticals (a subsidiary of Merck KGaA), SG Cowen Securities Corporation, Boston Biomedica and PriceWaterhouseCoopers. Mr. Myles received a master’s degree in business administration, with an emphasis on strategy and corporate finance, from Washington University in St. Louis and a bachelor’s degree in business administration from the University of Hartford. Mr. Myles became a CPA in 1996. There was no arrangement or understanding between Mr. Myles and any other persons pursuant to which Mr. Myles was Interim President and there are no related party transactions between Mr. Myles and the Company.

(e) In connection with Mr. Rabin’s separation, the Company and Mr. Rabin entered into the Agreement, as more particularly described in Item 1.01 of this Report, a copy of which is attached to this Report as Exhibit 10.1.

A copy of the press release by the Company announcing the above-described executive changes is furnished with this Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Separation Agreement, dated as of January 21, 2014 by and between Advanced Cell Technology, Inc. and Gary Rabin.

99.1	Press release issued by Advanced Cell Technology, Inc. on January 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2014	Advanced Cell Technology, Inc.

	By:	/s/ Edward Myles
Edward Myles Interim President, CFO & Executive Vice President of Corporate Development

EXHIBIT INDEX

Exhibit	Description
10.1	Separation Agreement, dated as of January 21, 2014 by and between Advanced Cell Technology, Inc. and Gary Rabin.

99.1	Press release issued by Advanced Cell Technology, Inc. on January 22, 2014.